                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]    Preliminary Proxy Statement         [ ]    Confidential, for Use of the
[ ]    Definitive Proxy Statement                 Commission Only (as
[ ]    Definitive Additional Materials            permitted by Rule 14a-
[ ]    Soliciting Material Pursuant to            6(e)(2))
       Rule 14a-11(c) or Rule 14a-12

                              PROJECTAVISION, INC.
                (Name of Registrant as Specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):
               --------------------------------------------------


         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4) Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

                  [ ]      Fee paid previously with preliminary materials:

                  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:

                  (2)      Form, Schedule or Registration Statement no.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                           PRELIMINARY PROXY STATEMENT

                              PROJECTAVISION, INC.
                         ONE EVERTRUST PLAZA, 11TH FLOOR
                          JERSEY CITY, NEW JERSEY 07302



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                FEBRUARY 19, 1999



TO THE STOCKHOLDERS:

         Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Projectavision, Inc. (the "Company") has been called for and will be February 19, 1999, at [insert location and address] for the following purposes:

         1. To elect, Jules Zimmerman, Mr. Flavio Peralda and Mr. Emillio Baj Macario to the Board of Directors, each for a one (1) year term, and until each of their respective successors shall have been elected and qualified;

         2. To obtain stockholder approval for the issuance of an aggregate of 6,500 shares of a new series of a convertible preferred security, having an aggregate liquidation preference of $6,500,000, 5,500 shares to be issued to those investors who provided and facilitated the necessary capital for the Company to effect the acquisition of substantially all of the assets of Vidikron Industries S.p.A. (the "Vidikron Acquisition") in December 1998 and 1,000 shares to be issued as partial consideration in connection with the Vidikron Acquisition;

         3. To obtain stockholder approval to (A) amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares, such that the aggregate number of authorized shares of Common Stock would increase from 50,000,000 shares to 500,000,000 shares; and simultaneously therewith, (B) grant the Company's Board of Directors the authority to effect a one-time reverse stock split of the Company's issued and outstanding common stock of up to 40-to-1 in order to increase the price of the Company's common stock so as to assure compliance with the $1.00 minimum bid price requirement of the Nasdaq Stock Market (the proposed increase in authorized capital and proposed simultaneous reverse stock split of up to 40-to-1 is sometimes hereinafter collectively referred to as the "Proposed Recapitalization" of the Company);

         4. To obtain stockholder approval to amend the Company's Certificate of Incorporation to change the name of the Company from "Projectavision, Inc." to "Vidikron Technologies Group, Inc."

         5. To approve the adoption of the Company's 1999 Incentive Stock Option Plan;

         6. To ratify the appointment by the Board of Directors of Deloitte & Touche, LLP to serve as the Company's independent certified public accountants for the current calendar year; and

         7. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on Company January 14, 1999 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for the examination of any stockholder at the Company's offices at One Evertrust Plaza Jersey City, New Jersey commencing February 19, 1998.

                                By Order of the Board of Directors


                                /s/ Martin Holleran
                                -------------------------------------
                                Martin Holleran, President and Chief
                                Executive Officer


Dated January ______, 1999

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                              PROJECTAVISION, INC.
                           PRELIMINARY PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished by the Board of Directors of Projectavision, Inc., a Delaware corporation (the "Company"), with offices located at One Evertrust Plaza, 11th floor, Jersey City, NJ 07302 in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on February 19, 1999, and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately [insert mailing date]. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

         All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted FOR the election of Messrs. Zimmerman, Peralda, Baj Macario to the Board of Directors for a [one (1) year] term, FOR the ratification of the selection by the Board of Directors of Deloitte & Touche, LLP as the independent certified public accountants of the Company for the current calendar year, and FOR the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 such that the aggregate number of authorized shares of Common Stock would increase from 50,000,000 shares to 500,000,000 shares.


         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Report on Form 10-Q for the periods ended March 31, 1998, June 30, 1998, and September 30, 1998 accompanies this proxy statement.

         An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the Annual Meeting with respect to the proposal on which the abstention is noted. Abstentions will be counted as a vote "against" such proposal, except in the case of the election of directors where an abstention will not be counted as a vote and will not affect the outcome of the election. Under the Rules of the New York Stock Exchange, which apply in part to the Annual Meeting, proposals 2, 3(B), 4 and 5 are considered "discretionary" proposals, which means that brokers who hold Company shares in "street name" for customers are authorized to vote on such proposals on behalf of their customers unless expressly advised to the contrary. However, each other proposal is considered a "non-discretionary" proposal, which means that such brokers are not authorized to vote on such proposals without specific voting instructions as to such proposal. Therefore, "broker non-votes" on such non-discretionary proposals will not be counted as present for purposes of determining whether a quorum of shares is present at the Annual Meeting.

         The Board of Directors does not know of any matter to be proposed for action at the meeting other than those described in this proxy statement. If other matters properly come before the meeting, the persons named in the accompanying proxy will act in accordance with their best judgment.

         The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report and proxy will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on January
14, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of the Company's common stock, par value $.001 per share (the "Common Stock") on the Record Date will be able to vote at the Annual Meeting, and each holder of record will be entitled to one vote for each share of Common Stock held.

         As of the Record Date, there were [insert number of shares] shares of the Common Stock issued and outstanding, all of which are entitled to one (1) vote per share at the Annual Meeting. Holders of the Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented by proxy at the Annual Meeting is required for approval of each matter which will be submitted to stockholders.

         Management of the Company knows of no business other than that specified in Items 1-6 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

         The following table sets forth certain information, as of January
14, 1999, known to the Company regarding beneficial ownership of the
Company's Common Stock, which is the only class of the Company's voting securities, by: (i) any holder of more than five percent of the outstanding shares of the Common Stock; (ii) the Company's directors and director nominees; and (iii) the directors and officers of the Company as a group:

                                    Shares of                 Percentage of
                                    Common                    Total
                                    Stock                     Common
  Name                              Owned(1)(2)               Stock(3)
  ----                              ----------                -------------
  Martin D. Fife (4)                  211,668
  405 Lexington Avenue
  New York, NY  10174

  Marvin Maslow (5)                 1,403,073
  Projectavision, Inc.
  Two Penn Plaza
  Suite 640
  New York, NY  10121

  Jules Zimmerman (6)                120,000
  20 West 64th Street
  New York, NY  10023

  Martin Holleran                           (7)                        (7)
  Projectavision, Inc.
  Two Penn Plaza
  Suite 640
  New York, NY  10121

  Sherman Langer (8)                 152,000
  Projectavision, Inc.
  Two Penn Plaza
  Suite 640
  New York, NY  10121

  Flavio Peralda                            (9)                       (9)
  Vidikron Industries S.p.A.
  Via Dei Guasti, 29
  20020 Misinto (Milano)
  C.so Venezia, 16-20121
  Milano, Italy

  Emillo Baj Macario                        (9)                       (9)
  Vidikron Industries S.p.A.
  Via Dei Guasti, 29
  20020 Misinto (Milano)
  C.so Venezia, 16-20121
  Milano, Italy

  All Directors
  and Officers as a Group
  (consisting of
  11 persons) (4) (5)(6)
  (7)(8)(9)                         __________               ____________


(1) Except as otherwise indicated, all shares of Common Stock are beneficially owned, and sole investment and voting power is held, by the persons named. The share information with respect to the number of shares and corresponding percentage ownership interest, unless expressly stated herein to the contrary, does not give effect to the Proposed Recapitalization.

(2) Gives effect to the reverse stock split of one-for- 11.3467611 shares of Common Stock in February, 1990, two-for-three shares of Common Stock in July, 1990, and two-for-the proposed reverse stock split for which stockholder approval is being sought in accordance with Proposal 3(B) of this Proxy Statement.

(3) In accordance with Rule 13d-3(d) of the Securities Act of 1933, as amended, includes in addition to 1,645,000 shares of the Common
         Stock outstanding, all of the shares of Common Stock issuable upon the issuance of options held by officers and directors within sixty (60) days.

(4) Includes 150,000 non-qualified options granted to and beneficially owned by Mr. Fife to acquire 150,000 shares of Common Stock.


(5) Includes 1,375,000 shares of Common Stock subject to 1,375,000 non-qualified stock options. Does not include 28,073 shares of Common Stock owned by Mr. Maslow's adult child. Mr. Maslow disclaims beneficial ownership of the shares of Common Stock owned by his adult child.

(6) Includes 120,000 non-qualified options granted to and beneficially owned by Mr. Zimmerman to acquire 120,000 shares of the Company's Common Stock.

(7) In December, 1998, in connection with the Vidikron Acquisition, Mr. Holleran, in exchange for his currently existing 1,250,000 non-qualified stock options which are to be returned to the Company and cancelled, was granted such number of non-qualified stock options that are equal to seven percent (7%) of the Company after giving effect to the Proposed Recapitalization. The exercise price of these newly granted options is $.09 per share, which is the same price at which the proposed Series I Preferred Stock that is subject to stockholder approval is convertible into shares of the Company's Common Stock. These newly issued options vest as follows: one-third immediately, one-third on the one (1) year anniversary of the Vidikron Acquisition and one- third on the two (2) year anniversary of the Vidikron Acquisition.

(8) Includes 152,000 non-qualified options granted to an beneficially owned by Mr. Langer to acquire 152,000 shares of Common Stock.

(9) Includes such number of shares of Common Stock issuable upon the conversion of Series I Preferred Stock representing approximately 4.4% of the issued and outstanding shares of Common Stock on a fully diluted basis of the Company after giving effect to the Proposed Recapitalization. These shares are to be issued to Grangeover Limited as consideration for the transfer to the Company of certain trademarks and attendant intellectual property rights in connection with the Vidikron Acquisition. Messrs. Peralda and Baj Macario, the former principals of Vidikron Industries, S.p.A., are also the principals of Grangeover Limited.

                                 PROPOSAL NO. 1:


                                     General

         The Board of Directors consisted of eight (8) persons in each of the fiscal years ended 1996 and 1997. In July 1998, Dr. Craig Fields resigned from the Company's Board of Directors. In October 1998, Arthur Lipper III resigned from the Company's Board of Directors for personal reasons. In November 1998, Mr. Richard Hickok resigned from the Company's Board of Directors for personal reasons. In connection with the Company effecting the acquisition of substantially all of the assets of Vidikron Industries, S.p.A. ("Vidikron"), the Company agreed to expand its Board to no more than eleven (11) individuals. The new individuals who the Company has agreed to nominate for election to the Company's Board of Directors are Mr. Flavio Peralda and Mr. Emillio Baj Macario, the former principals of Vidikron. In addition, each of Sovereign Partners, L.P. and Dominion Capital Fund, Ltd., on one hand, and The Zanett Securities Corporation on the other hand, obtained the right, in connection with providing financing for the Vidikron Acquisition, to appoint up to two (2) members to the Company's Board of Directors. Sovereign Partners, L.P. and Dominion Capital Fund Ltd. provided $1,275,000 and $1,375,000 of financing, respectively, to the Company in connection with the Vidikron Acquisition. Prior to providing such financing, each of Sovereign Partners, L.P. and Dominion Capital Fund, had provided $2,550,000 in financing to the Company. In connection with the Vidikron Acquisition, The Zanett Securities Corporation facilitated the financing of an aggregate of $2,350,000: $1,204,000 from Goldman Sachs Performance Partners, L.P.; $946,000 from Goldman Sachs Performance Partners, (Offshore) L.P. and $100,000 from Zanett Lombardier, Ltd., an entity which had previously invested $2,850,000 in the Company. Each of The Zanett Securities Corporation, Sovereign Partners, L.P. and Dominion Capital Fund, Ltd. have advised the Company that they do not presently intend to nominate any individuals to the Company's Board of Directors until subsequent to the Company's Annual Meeting.

         The Company has a classified Board of Directors which is divided into three classes which means that the Company's Directors may be elected for up to a three-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election.

         Each of Mr Jules Zimmerman, Mr. Flavio Peralda, and Mr. Emillo Baj Macario are being nominated for a one (1)year term.

         The Board of Directors recommends a vote FOR the election as directors of the nominees named herein. Unless otherwise directed by the stockholder giving the proxy, the proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted "FOR" the election of the nominees named above as directors. If any of the nominees should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

Board of Directors

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although in their capacity as Board members, they are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board also held three (3) regular and three
(3) special meetings in 1998. All of the current members of the Board attended at least seventy-five (75%) percent of the Board meetings in 1998.

         The directors and executive officers of the Company are listed below, followed by a brief description of their business experience during the past five years.

                                                                                                          Term
Name                                Age              Position                                             Expires
----                                ---              --------                                             --------
Marvin Maslow                        61              Chairman of the Board                                1999
                                                      of Directors


Martin Holleran                      56              President, Chief Executive
                                                      Officer and Director                                2000

Martin D. Fife                       71              Director                                             2000


Jules Zimmerman (2)                  63              Chief Financial Officer,                             1998
                                                      Secretary and Director

Sherman Langer                       51              Director                                             1999

Flavio Peralda                       49              Director nominee                                     2000

Emillio Baj Macario                  53              Director nominee                                     2000


         Marvin Maslow, a co-founder of the Company, has served as Chairman of the Board of Directors of the Company since its inception. Mr. Maslow also served as the Company's Chief Executive Officer from inception through September 30, 1996, when he voluntarily resigned as Chief Executive Officer of the Company, endorsing the appointment by the Board of Mr. Martin Holleran as Chief Executive Officer of the Company. Mr. Maslow also served as an officer and a director of DKY, Inc. ("DKY"), the Company's predecessor in interest from October 1988 until June 12, 1990, when DKY was merged into the Company. Mr. Maslow also served as Chief Financial Officer of the Company from its inception until the consummation of its initial public offering in August, 1990. Prior to founding the Company, Mr. Maslow was a principal in a private investment company, with responsibility for investing capital in privately held, emerging growth companies.

         Martin J. Holleran, has served as President of the Company since November, 1993. On September 30, 1996, Mr. Holleran became Chief Executive Officer of the Company, at which time, he retained the title of President but resigned as the Chief Operating Officer of the Company, a position which he had also held since November, 1993. Prior to 1993, Mr. Holleran served as President and Chief Executive Officer of Thomson Consumer Electronics Marketing and Sales Company ("Thomson") from 1988 to 1992. At Thomson, Mr. Holleran had overall responsibility for the marketing, sales and distribution of the RCA and GE brands of consumer electronic products sold in North and South America. From 1992 until 1993, Mr. Holleran was President and Chief Operating Officer of Emerson Radio.

         Jules Zimmerman has served as a Director since January 1993, as Secretary of the Company since February 1994 and as the Chief Financial Officer of the Company since 1990. From October 1989 to December 31, 1996, Mr. Zimmerman served as President and Chief Executive Officer of Hickok Associates, a company that provided financial consulting services. Mr. Zimmerman was employed by Avon Products Inc. for 12 years and served as Avon's Senior Vice President and Chief Financial Officer from 1984 to 1988. From 1992 through 1995, Mr. Zimmerman was a member of the Board of Directors of Winners All International, as well as its predecessor-in-interest, National Child Care Company. He is a Director of the GP Financial and was the President of the New York Chapter of the National Association of Corporate Directors from September 1990 through December 1992.

         Sherman Langer has been the Company's Senior Vice President of Marketing and Sales since October 1994 and has served as a member of the Board since February, 1996. Mr. Langer was a consultant to the Company from February 1994 until October 1994. From June 1988 through January 1994, Mr. Langer was the General

Manager of the Consumer LCD Products Division of the Sharp Electronics Corporation.

Flavio Peralda was appointed to the Company's Board of Directors in connection with the Vidikron Acquisition. Prior thereto, Mr. Peralda was the founder, and for the last twenty (20) years, the chief executive officer and majority stockholder of Vidikron Industries, S.p.A.

Emillio Baj Macario was appointed to the Company's Board of Directors in connection with the Vidikron Acquisition. For the last ten (10) years, Mr. Baj Macario was an executive and principal of Vidikron Industries, S.p.A.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 1998 all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

Executive Compensation

     The following table sets forth the cash compensation paid by the Company to executive officers of the Company for the year ended December 31, 1998 whose total annual salary and bonus exceeded $100,000:

     SUMMARY COMPENSATION TABLE
     --------------------------

                                                                                        Long Term Compensation
                                                                  -------------------------------------------------------
                                 Annual Compensation                                          Awards           Payouts
                        -------------------------------------------------------------------------------------------------
(a)                     (b)      (c)         (d)        (e)       (f)         (g)               (h)              (i)
                                                        Other     Re-                                             All
                                                        Annual    stricted                                       other
                                                        Compen-   Stock                         LTIP             Compen-
Name and                                                sation    Awards      Options/         Payouts           sation
Principal Position      Year     Salary($)   Bonus($)      $         $        SARs(#)             $                $
------------------      ----     ---------   --------   -------   -------     -------          -------          -------

Marvin Maslow,          1998     $150,000    $ -0-      $ -0-     $ -0-         -0-             $ -0-           $ -0-(1)
     Chief Executive    1997     $150,000    $ -0-      $ -0-     $ -0-         -0-             $ -0-           $ -0-
     Officer, Chairman  1996     $150,000    $ -0-      $ -0-     $ -0-       1,000,000(1)      $ -0-           $100,000
     of the Board of
     Directors


Martin Holleran,        1998     $220,000    $ -0-(2)
     President, Chief   1997     $220,000    $ -0-      $ -0-     $ -0-         -0-             $ -0-           $ -0-
     Operating Officer  1996     $180,000    $ -0-      $ -0-     $ -0-       1,000,000         $ -0-           $100,000
     and Director


Sherman Langer
     Senior Vice        1998     $165,000    $ -0-      $ -0-     $ -0-         -0-             $ -0-           $ -0-
     President of       1997     $165,000    $ -0-      $ -0-     $ -0-         -0-             $ -0-           $ -0-
     Marketing and      1996     $130,000    $30,000    $ -0-     $ -0-         100,000         $ -0-           $ -0-
     Sales and
     Director

(1) Mr. Maslow also receives a non-accountable expense allowance of $2,000 per month plus a car allowance with respect to the use of an Acura.

(2) In December, 1998, in connection with the Vidikron Acquisition, Mr. Holleran, in exchange for his currently existing 1,250,000 non-qualified stock options which are to be returned to the Company and cancelled, was granted such number of non-qualified stock options that are equal to seven percent (7%) of the Company after giving effect to the Vidikron Acquisition and the Proposed Recapitalization. The exercise price of these newly granted options is $.09 per share, which is the same price at which the proposed Series I Preferred Stock that is subject to stockholder approval is convertible into shares of the Company's Common Stock. These newly issued options vest as follows: one-third immediately, one-third on the one
     (1) year anniversary of the Vidikron Acquisition and one-third on the two
     (2) year anniversary of the Vidikron Acquisition.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


(a)                              (b)                   (c)              (d)                          (e)
                                                                                                     Value of Unexercised
                                                                        Number of Unexercised        In-the-Money
                                                                        Options/SARs at              Options/SARs at
                                                                        Fiscal Year End (#)          Fiscal Year End ($)
Name and                         Shares Acquired       Value Realized   Exercisable/                 Exercisable/
Principal Position               on Exercise (#)       ($)              Unexercisable                Unexercisable
---------------------------      ---------------       --------------   ----------------------       ---------------------
Marvin Maslow,                         -0-             N/A              1,375,000 Exercisable        0/0
     Chief Executive
     Officer, President of
     the Board of
     Directors

Martin Holleran,                       -0-             N/A              (1)                          0/0
     President and Chief
     Operating Officer

Martin Fife,                           -0-             N/A              15,000 Exercisable           0/0
     Vice Chairman of the
     Board of Directors

Jules Zimmerman,                       -0-             N/A              120,000 Exercisable          0/0
     Chief Financial
     Officer and Director

Sherman Langer,                        -0-             N/A              152,000 Exercisable          0/0
     Senior Vice President
     of Marketing Sales
     and Director

(1) In December, 1998, in connection with the Vidikron Acquisition, Mr. Holleran, in exchange for his currently existing 1,250,000 non-qualified stock options which are to be returned to the Company and cancelled, was granted such number of non-qualified stock options that are equal to seven percent (7%) of the Company after giving effect to the Vidikron Acquisition and the Proposed Recapitalization. The exercise price of these newly granted options is $[.09] per share, which is the same price at which the proposed Series I Preferred Stock that is subject to stockholder approval is convertible into shares of the Company's Common Stock. These newly issued options vest as follows: one-third immediately, one-third on the one
     (1) year anniversary of the Vidikron Acquisition and one-third on the two
     (2) year anniversary of the Vidikron Acquisition.

Performance Graph

     [To be inserted]

Board Classification and Committees and Advisory Board

     The Company adopted a classified Board of Directors in February, 1990. The Board of Directors presently consists of eight members divided into three classes. Having a classified Board of Directors may be viewed as inhibiting a change in control of the Company and having possible anti-takeover effects. Officers of the Company serve at the discretion of the Board of Directors.

     The Company has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is presently comprised of Jules Zimmerman and Martin D. Fife. Mr. Richard Hickok also served on the Audit Committee in 1998 until he resigned from the Board for personal reasons. The Audit Committee held one (1) meeting during 1998. The Compensation Committee reviews compensation issues relating to executive management and makes recommendations with respect thereto to the Board of Directors. The Compensation Committee is presently comprised of Jules Zimmerman and Martin Fife. Mr. Hickok and Mr. Fields also served on the Compensation Committee in 1998 until each of them resigned from the Board for personal reasons. The Compensation Committee held two (2) meetings in 1997.

     In 1998, except for Mr. Arthur Lipper, and Dr. Craig Fields each of whom resigned from the Board in October and July of 1998, respectively, for personal reasons, each member of the Board of Directors who was not an officer or employee of the Company received $8,000 per year, plus $1,000 for each Board of Directors or committee meetings attended for serving as Director. The Company reimburses its Directors for out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committee meetings attended. Further, in 1998, Arthur Lipper III, a former director who resigned from the Board in October 1998, received (or his affiliated entities received) an aggregate of $24,000 from the Company and Dr. Craig Fields, a former director who resigned from the Board in July 1998, received an aggregate of $12,000 from the Company in 1998. Both Arthur Lipper (and his affiliated entities) and Dr. Fields received these sums for various consulting services provided to the Company, which services were in addition to Mr. Lipper's and Dr. Field's duties as an outside Director. There are no family relationships among any Directors or officers.

Executive Employment Agreements

      The Company entered into an employment agreement in July 1990 with Marvin Maslow to serve as Chief Executive Officer of the Company. Mr. Maslow's employment agreement, which was to initially expire in July, 1995, was automatically extended in January 1995 by its terms for an additional 30 months. That employment agreement was terminated and replaced with a new executive employment agreement effective March 1, 1997. The term of Mr. Maslow's new employment agreement is six (6) years with a two-year extension, and it contains certain change in control provisions. Mr. Maslow is currently paid $150,000 per year under his employment agreement, and in addition, receives a non-accountable expense allowance of $2,000 per month and a car allowance for an Acura.

     The Company entered into a three (3) year employment agreement with Mr. Martin Holleran in November 1993 to serve as the Company's President and Chief Operating Officer. Upon the expiration of this agreement (which was orally extended by the parties subsequent to its term), the Company entered into a new executive employment agreement with Mr. Holleran effective March 1, 1997. The term of Mr. Holleran's new executive employment agreement is six (6) years with a two-year extension, and it contains certain change in control provisions. Mr. Holleran is currently paid $220,000 per year under his employment agreement.

     Effective January 1, 1997, the Company entered into an executive employment agreement with Mr. Sherman Langer. The term of Mr. Langer's employment agreement is three (3) years and provides for a salary of $165,000 per year and also contains certain change in control provisions.

     Each of Messrs. Maslow, Holleran and Langer have agreed not to compete with the Company during the term of his respective employment agreement or for a period of two years after the termination thereof. All of the executive employment agreements contain termination for cause provisions.

     Since 1996, Mr. Zimmerman has provided his services to the Company as Chief Financial Officer on an hourly basis.

                                 PROPOSAL NO. 2:

                      AUTHORIZATION TO AMEND THE COMPANY'S
                 CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE
              ISSUANCE OF 6,500 SHARES OF SERIES I PREFERRED STOCK

     On December 8, 1998 the Company effected the closing of the Vidikron Acquisition in which the Company acquired a high-end, world-renowned, video concern that has a successful track record of sales and profitability. Specifically, Vidikron has been in business for eighteen (18) years and enjoys revenues of approximately $20,000,000 per annum and is profitable. Moreover, the reputation of Vidikron throughout the industry is that of the highest caliber, and the Company believes that with its own marketing expertise and access to capital markets, the Company will be able to effectively and profitably expand its business and operations.

         In order to finance the Vidikron Acquisition, the Company raised $5,500,000 in additional capital from or through the efforts of investors who had previously invested in the Company. Specifically, Sovereign Partners, L.P. which had previously invested $2,550,000 in the Company invested additional $1,275,000 in the Company. Dominion Capital, Ltd., which had previously invested $2,550,000 in the Company, invested an additional $1,375,000 in the Company. Willora Company which had previously invested $1,600,000 in the Company invested an additional $250,000 in the Company. Mr. Zubair Kazi, an individual who had previously invested $2,000,000 in the Company invested an additional $250,000 in the Company. The Zanett Securities Corporation facilitated the investment of an aggregate of $2,350,000: $1,204,000 by Goldman Sachs Performance Partners L.P.;$946,000 by Goldman Sachs Performance Partners (Offshore) L.P.; and $100,000 from Zanett Lombardier Ltd. which had previously invested $2,850,000 in the Company. In addition, each of Sovereign Partners, L.P. Dominion Capital, Ltd., the Willora Company (and its affiliate), Mr. Kazi and Zanett Lombardier, Ltd. agreed, subject to obtaining stockholder approval, to have their various securities (collectively, the "Prior Convertible Securities")) redeemed by the Company in exchange for Series I Preferred Stock. The Prior Convertible Securities were convertible into shares of the Company's common stock at varying "floating" discounts to the Company's market price at the time of conversion. The Series I Preferred Stock is convertible into shares of the Company's Common Stock at the fixed price of $.09 per share.

     In exchange for the aggregate investment of $5,500,000, the new investors received secured promissory notes (the "Notes"), which, if not converted into Series I Preferred Stock of the

Company on or before April 6, 1999, holders representing 75% of the principal amount of the Notes (i.e., $4,125,000), may declare all of the Notes to be in default, in which event the noteholders would have the right to foreclose on all of the assets of Vidikron acquired by the Company in the Vidikron Acquisition. In the event that the stockholders approve the Proposed Racapitalization and the issuance of the Series I Preferred Stock, the conversion of the Notes into Series I Convertible Preferred Stock, and the redemption of the Prior Convertible Securities in exchange for shares of Series I Preferred Stock, will result in the issuance of Series I Convertible Preferred Stock that will be, in the aggregate, convertible into shares of the Company representing, on a fully diluted basis, approximately 72% of the issued and outstanding voting securities of the Company. Specifically, assuming the conversion of the Notes and redemption of the Prior Convertible Securities, each of the following entities and individuals will own such number of Series I Convertible Preferred Stock that will represent, on a fully diluted basis, the following percentage ownership interest in the Company: Sovereign Partners, L.P. - approximately 14.3%; Dominion Capital Fund, Ltd. - approximately 15.02%; Zanett Lombardier Ltd., - approximately 11.7%; Mr. Zubair Kazi - approximately 9.3%; Goldman Sachs Performance Partners, L.P. - approximately 4.7%; Goldman Sachs Performance Partners (Offshore) L.P. - approximately 4.2%; and the Willora Company - approximately 7.8%. Accordingly, current stockholders of the Company would experience substantial dilution in their ownership interest in the Company. Not withstanding the foregoing, the Series I Preferred Stock contains a provision, however, that in no event is any holder of the Series I Preferred Stock entitled to convert the Series I Preferred Stock such that it would result in the beneficial ownership by a holder of more than 4.99% of the Company's issued and outstanding shares of Common Stock.

     In addition, in connection with the Vidikron Acquisition, $1,000,000 of the purchase price is to be in the form of securities of the Company. Accordingly, subject to obtaining the requisite stockholder approval, the Company has agreed to issue to Grangeover Limited, the entity from which the Company acquired certain trademarks and intellectual property rights with respect to the Vidikron name, $1,000,000 worth of its securities which would be in the form of Series I Preferred Stock, and which, if approved, would represent approximately 4.4% of the Company on a fully diluted basis.

     The rules of The Nasdaq SmallCap Market (the market on which the Company's securities are traded) require the Company to obtain the approval of its stockholders in the event that the Company issues shares of Common Stock (or a security convertible into shares of Common Stock) which may result in the holders thereof acquiring 20% or more of the issued and outstanding shares of Common Stock at a price per share which is less than the greater of the per share book value or the per share market value of the Common Stock. The issuance of, in the aggregate, Series I Preferred Stock will result in the holders thereof acquiring a security convertible into 20% or more of the issued and outstanding shares of Common Stock at a price of $.09 per share of Common Stock which is less than the greater of the per share book value or per share market value of the Common Stock.

     Accordingly, a majority of the votes represented by shares present or represented by proxy at the Annual Meeting is necessary to amend the Company's Certificate of Incorporation to adopt the Series I Preferred Stock and to issue the Series I Preferred Stock in exchange for the Notes and the redemption of the Prior Convertible Securities.

     The terms and conditions of the Series I Convertible Preferred Stock are set forth in Annex I attached hereto.


The Board of Directors recommends a vote FOR the approval of the issuance of the Series I Preferred Stock.

                               PROPOSAL NO. 3(A):

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

     The Company is presently authorized to issue 50,000,000 shares of Common Stock. As of the Record Date, of the 50,000,000 shares authorized, [ ] shares were issued and outstanding, and [ ] shares were reserved for issuance under the Company's various benefit plans. The Company's Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. An affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary for approval.

     The Board of Directors of the Company at a meeting held on December 31, 1998 adopted resolutions to amend, subject to stockholder approval, ARTICLE FOURTH of the Company's Certificate of Incorporation to authorize an additional 450,000,000 shares of Common Stock. Other than increasing the aggregate number of authorized shares of Common Stock from 50,000,000 shares to 500,000,000 shares, the amendment in no way changes the Company's Certificate of Incorporation.

     Other than the [ ] shares to be reserved for issuances discussed above, and in the event that the issuance of the Series I Preferred Stock is approved in accordance with Proposal No.2 above, for which [ ] shares are to be reserved therefor, the Company has no specific plans, arrangements, or understandings for the issuance of the additional shares of Common Stock. The additional authorized shares would be available for raising additional capital, employee benefit plans, acquisitions, stock splits and other purposes, at the discretion of the Board of Directors of the Company without, in most cases, the delays and expenses attendant to obtaining further stockholder approval, thus enabling the Company to provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions. While any additional issuances of the Company's securities (except in the event of a stock split) would dilute the ownership of existing security holders, the Board believes that potential dilution is outweighed by the flexibility and access to capital afforded by the additional authorized capital.

     The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Unless otherwise directed by the stockholder giving the proxy, proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted "FOR" the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock.

                                PROPOSAL NO. 3(B)
            AUTHORIZATION TO AMEND THE CERTIFICATE OF INCORPORATION,
        IN THE DISCRETION OF THE BOARD OF DIRECTORS, TO ENABLE THE BOARD
             OF DIRECTORS TO EFFECT, AT THEIR DISCRETION, A ONE TIME
                   REVERSE SPLIT OF UP TO ONE-FOR-FORTY OF THE
                OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK

     Under the rules of The Nasdaq Stock Market, in order for the Company to qualify the Common Stock for continued quotation on The Nasdaq SmallCap Market (the market on which the Common Stock is presently traded), the Company, among other things, must have a minimum bid price of $1.00 per share of Common Stock. As of the Record Date, the bid price of the Common Stock was $[] per share.

On May 27th, the Company was notified in writing by The Nasdaq Stock Market that it had failed to meet the minimum bid price requirement and unless it was in compliance (i.e., its Common Stock traded over $1.00 per share) or requested a hearing on or before August 25th, that its securities would be de-listed from The Nasdaq SmallCap Market. In August the Company requested a hearing, which took place before a Nasdaq listing qualifications panel on October 16, 1998. Following the October 16, 1998 hearing the Company was granted a temporary exception from the minimum bid price requirement until December 22, 1998, which exception was subsequently extended by The Nasdaq Stock Market to February 22, 1999.

     The Board of Directors has determined that it may be advisable to amend the Company's Certificate of Incorporation to (i) effect a one time reverse stock split of the Company's Common Stock of up to one-for-forty and the payment of cash in lieu of fractional shares otherwise issuable.

     Subject to stockholder approval of the proposed Amendment, the Board of Directors will, if and when it deems it in the best interests of the Company, authorize the filing of the Amendment with the Secretary of State of the State of Delaware. Such an Amendment to the Company's Certificate of Incorporation would result, in conjunction with the approval sought in Proposal 3(A) above, and assuming that the Board of Directors effected the maximum reverse split authorized by the Company's stockholders in one post-split share of Common Stock being issued in exchange for every 40 shares of Common Stock issued and outstanding on the effective date of the reverse split. If the Amendment is authorized by the stockholders and the Board of Directors determines to proceed with the reverse split, the Board will use its discretion to determine when to file the Amendment and the precise reverse stock split ratio.

     The Board of Directors reserves the right in its sole discretion to proceed with or to abandon the proposed Amendment and reverse split without further action by the stockholders at any time.

     Although the Company's board of directors believes that the reverse split of the Common Stock will allow the Company to qualify the Common Stock for continued quotation on The Nasdaq SmallCap Market, there can be no assurance that the reverse split will ensure that the Common Stock remains listed on The Nasdaq SmallCap Market.

     In the event that the Company does not effect a reverse split of the Common Stock and the minimum bid price does not equal or exceed $1.00 per share, the Common Stock would be delisted from The Nasdaq SmallCap Market, and trading of the Common Stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or the NASD Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations of the price of, the Common Stock.

     In addition, if the Common stock is not quoted on The Nasdaq SmallCap Market, or if the Company does not meet the other exceptions to the penny stock regulations discussed in the next paragraph, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     If the Common Stock becomes subject to the regulations applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Common Stock and thus the ability of purchasers of the Common Stock to sell their securities in the secondary market. The Securities and Exchange Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole marketmaker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in the penny stock. Transactions in a Nasdaq-listed security would be exempt from all but the sole marketmaker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years or average annual return of at least $6,000,000 if the issuer has been in continuous operation for less than three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq security directly with a Nasdaq marketmaker for such securities would be subject only to the sole marketmaker disclosure and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

     Based upon the ______________ shares of Common Stock outstanding as of January 14, 1999, and giving effect to, and assuming stockholder approval of Proposal 3(A) above, assuming the maximum reverse split that the Board is seeking authorization to effect, a one for forty reverse split would would result in approximately ___________ post-split shares of Common Stock outstanding, subject to adjustment as a result of the elimination of fractional shares. Similarly, the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants and options would decrease, and the exercise price of these options and accruals would increase, proportionally.

     Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase one-fortieth (1/40) of the number of shares subject to the option or warrant immediately prior to the reverse split at an exercise price which will be appropriately adjusted to reflect the reverse split, subject to adjustment as a result of the elimination of fractional shares. In addition, the shares available for issuance under the Company's Incentive Stock Option Plan and non-qualified Stock Option Plan will be reduced by approximately one-fortieth (1/40) to reflect the reverse split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the reverse split.

     The reverse split will not affect the aggregate par value of the outstanding shares of Common Stock but the par value of each authorized and unissued, and each outstanding share of common stock, will be $.01 par value per share. The reverse split will not affect the number or par value of the authorized Preferred Shares, which will remain at 2,000,000 Preferred Shares, $.001 par value per share. If filed, the Amendment would decrease the number of shares outstanding and reserved for issuance pursuant to the exercise of options and warrants and will result in an increase in the number of shares available for issuance. Subject to the provisions for the elimination of fractional shares, consummation of the reverse split will not result in a change in the relative equity interest in the Company or the voting power or other rights, preferences or privileges of the holders of Common Stock.

     The Company has been advised that: (i) the proposed stock split will not be a taxable transaction to the Company; (ii) the Company's stockholders who do not receive any cash will not recognize any gain or loss as a result of the reverse stock split; (iii) the aggregate tax basis of the Common Stock received by the stockholders pursuant to the reverse stock split will equal the aggregate tax basis of the stockholders' Common Stock prior to the reverse stock split; and
(iv) the holding period of the Common Stock received by the Company's stockholders will include the holding period of the stockholders' Common Stock before the reverse stock split, provided the Common Stock was a capital asset in the hands of such stockholder. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. Stockholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

     The reverse stock split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the post-split shares. The decrease in the number of shares of Common Stock outstanding resulting from the reverse split and the anticipated corresponding increased price per share may stimulate interest in the Company's Common Stock, promote greater liquidity for the Company's stockholders and result in a price level for the post-split Common Stock that will help it to maintain its Nasdaq SmallCap Market listing. However, there is no assurance that the reverse split will achieve these results. In addition, it is possible that the liquidity of the post-split shares of Common Stock may be adversely affected by the reduced number of shares outstanding if the proposed maximum reverse stock split is effected. In addition, the reverse split might leave some stockholders with one or more "odd-lots" of the Company's Common Stock (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

     If the reverse split becomes effective, the additional shares of post-split Common Stock available for issuance by the Board of Directors of the Company may be used for raising additional capital, stock options, acquisitions, stock splits, stock dividends or other corporate purposes. There are no arrangements, understandings or plans for the issuance of any such additional shares, other than shares reserved for issuance upon the exercise of stock options and warrants outstanding or authorized for issuance under existing plans.

     If the proposed Amendment becomes effective, assuming the maximum reverse split that the Board is seeking authorization to effect, each every forty (40) pre-split shares of Common Stock will automatically be combined and changed into one (1) post-split share of Common Stock and each certificate representing pre-split shares of Common Stock will represent for all purposes one-tenth of that number of post-split shares of Common Stock. Stockholders will then be requested to exchange their certificates representing Common Stock held prior to the reverse split for new certificates representing Common Stock issued as a result of the reverse split. Stockholders will be furnished the necessary materials and instructions to effect such exchange. Stockholders should not submit any certificates until requested to do so.

     No scrip or fractional post-split Common Stock will be issued to any stockholder in connection with the reverse split. Accordingly, all stockholders of record who would otherwise be entitled to receive fractional post-split Common Stock, will, upon surrender of their certificates representing pre-split Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than forty (40) pre-split shares of Common Stock as a result of the reverse split, will on the effective date of the reverse split no longer be stockholders of the Company. The fair value of the Common Stock will be based on the closing price of the Common Stock on The Nasdaq SmallCap Market on the effective date, or, if there are no reported sales on such date, the average of the last reported high bid and low asked prices on such day shall be used.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 includes the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated by reference in this Proxy Statement. A copy of the Annual Report on Form 10-KSB accompanies this Proxy Statement.

     The Board of Directors recommends a vote FOR the approval of granting the Board of Directors the authority to effect a one-time reverse stock split of up to one for forty of the Company's Common Stock.

                                 PROPOSAL NO. 4:

     In connection with effecting the Vidikron Acquisition, the Company acquired trademark and other similar intellectual property rights with respect to Vidikron. The Company believes that Vidikron's name and reputation in the high-end audio-video technology field is incomparable. Moreover, the Company believes that the future direction, growth and reputation of the Company will rest with the worldwide assets that it acquired in the Vidikron Acquisition much as with the Company's own proprietary products and technologies. Accordingly, the Company believes that it is in the best interests of the Company's stockholders to amend the Company's Articles of Incorporation to change the name of the Company from Projectavision, Inc. to Vidikron Technologies Group, Inc.

     Approval of this Amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of the majority of the outstanding shares of the Company's Common Stock.


     The Board of Directors recommends a vote FOR the approval of the amendment to the Company's Articles of Incorporation changing the name of the Company from Projectavision, Inc. to Vidikron Technologies Group, Inc.

                                 PROPOSAL NO. 5

                            APPROVAL OF THE COMPANY'S
                        1999 INCENTIVE STOCK OPTION PLAN
                            TO REPLACE THE COMPANY'S
                      1990 STOCK OPTION AND ALLOCATION PLAN

     At the Annual Meeting a vote will be taken on a proposal to approve the adoption of the Company's 1999 Incentive Stock Option Plan (the "1999 Option Plan") inasmuch as the Company's currently existing 1990 Incentive Stock Option and Allocation Plan (the "1990 Option Plan")will, by its terms in accordance with applicable Federal Income Tax provisions, expire in February 2000.

     The purpose of the 1999 Option Plan, like the 1990 Plan, is to encourage and enable employees and consultants of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock. The Option Plan is designed to provide employees and consultants with a more direct stake in the Company's future welfare and an incentive to remain with the Company. It is also expected that the Option Plan will encourage qualified persons to seek employment with the Company.

     The 1999 Option Plan will be, in most material respects, substantially similar if not identical to the 1990 Option Plan. Like the 1990 Option Plan, the 1990 Option Plan will provide for grants of "Incentive Stock Options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "Non-qualified Stock Options."

     The 1999 Option Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of not less than two disinterested directors within the meaning of Rule 16b-3 of the Exchange Act. The Option Plan permits the Committee to determine which employees or consultants or other eligible personnel shall receive options and the times when options are to be granted. The Committee also determines the purchase price of Common Stock covered by each option, the term of each option, the number of shares of Common Stock to be covered by each option and any performance objectives or vesting standards applicable to each option. The Committee also designates whether the options shall be Incentive Stock Options or Non-qualified Stock Options. The Plan would have a term of ten (10) years and expire in February 2009.

     The purchase price per share under each Incentive Stock Option or Non-qualified Stock Option is the "Market Price" (i.e., the average of the high and low reported consolidated trading sales price for such day) of the Common Stock on the date the option is granted, except that the exercise price for an Incentive Stock Option granted to a 10% stockholder may not be less than 100% of the Market Price of the Common Stock on the date of the grant. The aggregate Market Price of the Common Stock exercisable under Incentive Stock Options held by any optionee during any calendar year may not exceed $100,000. Incentive Stock Options granted to employees under the Option Plan have a maximum term of ten years. Incentive Stock Options granted to 10% stockholders have a maximum term of five years. Options are not transferable except by will or pursuant to the applicable laws of descent and distribution. Notwithstanding the general restriction on transferability, in the sole discretion of the Committee, Non-qualified Stock Options may be made transferable subject to the requirements of Rule 16b-3.

     In the event that an employee is terminated for any reason other than death, Disability, Retirement or Cause (as such terms are defined in the Option
Plan), to the extent that the employee had the right to exercise an option, such option will be exercisable until the earlier of the expiration date of the option, or within 30 days of the date of such termination. Options held on the date of Disability or Retirement, whether or not exercisable on such date, are exercisable within one year of the date of Disability or Retirement. Options held by an employee at the date of death, whether or not exercisable on the date of death, are exercisable by the beneficiary of the employee within one year from the date of death. The Committee may, in its sole discretion, cause any option to be forfeited upon an employee's termination for Cause (as defined in the Option Plan). In the event of a Change of Control (as such term is defined in the Plan) of the Company, all outstanding options will vest and appropriate provisions shall be made for the protection of options by substitution on an equitable basis of appropriate stock of the Company or appropriate stock of the merged, consolidated or otherwise reorganized corporation, as the case may be.

     The Board is permitted to suspend, terminate, modify or amend the Option Plan, provided that any amendment that would (i) materially increase the aggregate number of shares, (ii) materially increase benefits accruing to employees, or (iii) materially modify the eligibility requirements for participation shall be subject to stockholder approval, provided, however, that stockholder approval is not required for adjustments to the Option Plan or to the number of shares available thereunder which are deemed appropriate by the Committee to prevent dilution or expansion of rights.

     The Company's 1999 Option Plan would have available options exercisable for shares of Common Stock of the Company in an amount equal to twenty percent (20%) of the Company's issued and outstanding shares after giving effect to the Proposed Recapitalization.

     Federal Income Tax Consequences

     For federal income tax purposes, an optionee is not subject to tax upon the grant of an option. If the option is a Nonqualified Stock Option, the optionee will generally recognize ordinary income at the time of exercise of the option in an amount equal to the difference between the fair market value of the shares received and the exercise price. Such optionee's basis in any shares acquired upon such exercise will equal their fair market value on the exercise date. A subsequent sale of shares will result in a capital gain or loss equal to the difference between the amount realized and such basis. In the event that the option is an Incentive Stock Option, the optionee will generally not recognize income until the sale of shares. In the event the shares are held for the requisite holding periods, all gain on the sale will be treated as long-term capital gain. in the event that the holding periods are not satisfied (a "disqualifying disposition"), then the portion of the gain equal to the difference between the market value of the shares at the time of exercise and the exercise price will generally be treated as ordinary income.

     Reference is made to Annex B to this Proxy Statement, which is incorporated by reference herein, and sets forth the full text of the 1999 Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE COMPANY'S 1999 INCENTIVE STOCK OPTION PLAN AMENDMENT TO THE INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE OPTION PLAN.

                                 PROPOSAL NO. 6:

                            RATIFICATION OF SELECTION
                            OF DELOITTE & TOUCHE, LLP
                             AS INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche, LLP to serve as independent certified public accountants and to audit the accounts for the Company for 1998. The firm of Deloitte & Touche, LLP has previously audited the Company's financial statements. The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Deloitte & Touche, LLP to be well qualified for the function of serving as the Company's auditors. The Delaware Business Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Deloitte & Touche LLP with the Company's financial and other affairs due to its previous service as auditors for the Company.

     A representative of Deloitte & Touche, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche, LLP as the Company's independent auditors. Unless otherwise directed by the stockholder giving the proxy, proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted "FOR" the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent certified public auditors for 1998.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 annual meeting must be received in writing, by the President of the Company at its offices by June 1, 1999, in order to be considered for inclusion in the Company's proxy statement relating to its next annual meeting of stockholders.

                                By Order of the Board of Directors


                                /s/ Martin Holleran
                                ----------------------------------------
                                Martin Holleran, Chief Executive Officer
                                  and President

                                     ANNEX I

Section 1. Designation. Six Thousand Five Hundred (6,500) shares of Preferred Stock are hereby designated as Series I Convertible Preferred Stock (the "Preferred Stock"). The rights, preferences, privileges and qualifications, limitations and restrictions of the Preferred Stock are set forth in Sections 2 through 7 below. The rights, preferences, privileges and qualifications, limitations and restrictions of the remaining shares of Preferred Stock shall be determined by the board of Directors, from time to time after the date of the adoption of this Resolution, pursuant to the provisions of Article Fourth of the Certificate of Incorporation.

     Section 2. Dividends. The holders of the Preferred Stock are entitled to receive if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends, payable in cash or common stock of the Corporation, par value $.0001 per share (the "Common Stock") at the Corporation's election, at the rate of 9% per annum of the Liquidation Value of the Preferred Stock until the "Maturity Date" (as defined below); provided, however, that in the event that the Corporation elects to pay the dividend in shares of Common Stock, the dividend rate shall be 13.5% per annum of the Liquidation Value of the Preferred Stock. The dividend is payable annually within ten(10) business days after each December 31st of each year, commencing December 31, 1999 (each, a "Dividend Payment Date"); provided that the first dividend payable on December 31, 1999 shall also include dividends from December 7, 1998 through December 31, 1998, and; provided further, that dividends accrued as of the date of the giving of a "Conversion Notice" (as that term is defined in Section 3(d) below) shall be paid as of the date of such Conversion Notice with respect to those shares of Preferred Stock being converted pursuant to such Conversion Notice. Dividends shall be paid only with respect to shares of Preferred Stock actually issued and outstanding on a Dividend Payment Date and to the holders of record as of the Dividend Payment Date. Dividends shall accrue from the first day of the annual period in which such dividend may be payable, except with respect to the first annual dividend which shall accrue from December 7, 1998. In the event that the Corporation elects to pay dividends in Common Stock (on an Dividend Payment Date or in connection with the conversion of Preferred Stock into the Common Stock), each holder of Preferred Stock shall receive shares of Common Stock equal to the number of days that have elapsed since the immediately preceding Dividend Payment Date (or December 7, 1998 in the case of the First Dividend Payment Date / 365 multiplied by the quotient of
(i) the
product of 13.5% multiplied by the Liquidation Value of the Preferred Stock outstanding on the applicable Dividend Payment Date divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if quoted on The Nasdaq SmallCap Market or listed on a national exchange, for the five (5) trading days immediately prior to the Dividend Payment Date (the "Stock Dividend Price").

     Section 3. Conversion. Subject to the provisions of this Section 3 below, the holders of the Preferred Stock shall have right to convert each of its shares of Preferred Stock (the "Conversion Rights") into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                   Liquidation Preference + Accrued Dividends
                                Conversion Price


                                (h)  Right to Convert and Sell.  The
Preferred Stock, and accrued but unpaid dividends as of the date of any conversion, shall not be convertible at any time until after the 120th day after the Company effects the acquisition of substantially all of the assets of Vidikron Industries, S.p.A. (the "Vidikron Acquisition"). Thereafter, 12.5% of the Preferred Stock may be converted and the shares of Common Stock, issuable thereon may be sold during each thirty (30) calendar day period thereafter (and which right of conversion shall be cumulative with respect to successive thirty
(30) day periods); provided, however, that in the event that the registration statement covering all of the shares of Common Stock has not been declared effective by the Securities and Exchange Commission by the 120th day after the Vidikron Acquisition, the holders Conversion Rights with respect to the Preferred Stock under this Section 3(a) shall be adjusted such that the Preferred Stock can thereafter be converted and the shares of Common Stock issuable thereon may be sold in "equal percentages" during the "remaining time period." As used herein, the term "equal percentages" shall be the percentage resulting from the fraction in which the numerator is 100 and the denominator of which is the number of 30 day periods (or portions thereof) that comprise the remaining time period. As used herein, the term "remaining time period" shall be the date commencing the effective date of the registration statement and concluding the one (1) year anniversary of the closing of the Vidikron Acquisition..

              In the event that the registration statement required by this Section 3(a) above is not declared effective by the Commission within 120 days after the date the Company effects the acquisition of substantially all of the shares of Vidikron Industries, S.p.A. (the "Vidikron Acquisition"):(i) Holder shall be entitled to receive additional shares of Preferred Stock in an amount equal to one (1%) percent of the aggregate liquidation preference of the Holder's Preferred Stock which will be added to the Preferred Stock acquired by purchase or redemption provided that the Registrable Securities are registered by the 150th day after the closing of the Vidikron Acquisition (or a pro rated portion thereof if registered prior to said 150th day); (ii) Holder shall be entitled to receive additional shares of Preferred Stock in an amount equal to two (2%) of the aggregate liquidation preference of the Holder's Preferred Stock which will be added to the Preferred Stock acquired by purchase or redemption or pursuant to clause (b)(i) preceding (provided that the Registrable Securities are registered on or after the 151st day after the closing of the Vidikron Acquisition up through the 180th day (or a pro rated portion thereof if registered prior to said 180th day) and;(iii) Holder shall be entitled to receive additional shares of Preferred Stock in an amount equal to three (3%) percent of the aggregate liquidation preference of the Holder's Preferred Stock which will be added to the Preferred Stock acquired by purchase or redemption or pursuant to clause (b)(i), b(ii) or b(iii) hereof for each 30 day period subsequent to the 180th day (or a pro rated portion thereof) after the closing of the Vidikron Acquisition that the Registrable Securities are not registered.

                       Furthermore, notwithstanding any other provisions of this Section 3(a), in the event that for any 5 consecutive trading days, the price of the Common Stock closes in excess of 200.0% (the "Threshold Price") of the "Conversion Price" (as that term is defined in Section 3(c) below) there will be no restriction upon the conversion of the Preferred Stock or the resale of shares of Common Stock issuable thereon for so long as the price of the Common Stock remains above 125.0% of the Conversion Price(the "Minimum Unrestricted Resale Price"). In the event that, thereafter, the share price of the Common Stock closes below the Minimum Unrestricted Resale Price, the conversion and resale provisions set forth in the first paragraph of this
Section 3(a) shall automatically once again go into effect. Thereafter, a new consecutive 5 day trading period above the Minimum Unrestricted Resale Price will be required to lift such restrictions on conversion or resale.

                        Notwithstanding the foregoing, in no event shall a holder of Preferred Stock be entitled to receive shares of

Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this Paragraph shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and each holder of outstanding shares of Preferred Stock shall approve such alteration, amendment, deletion or change.

                       (i) Automatic Conversion. All unconverted shares of Preferred Stock on the four (4) year anniversary date of the date of the closing of the Vidikron Acquisition the "Maturity Date", along with all accrued and unpaid dividends, shall automatically be converted into shares of Common Stock at the Conversion Price.

                       (j) Conversion Price. As used herein, the term Conversion Price shall be $.09, subject to adjustment as hereinbelow set forth.

                       (k) Mechanics of Conversion.  Failure to Convert
Any holder of Preferred Stock who wishes to exercise its Conversion Rights pursuant to paragraph (a) of this Section 3, must surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at its principal executive office that it elects to convert the same (the "Conversion Notice"). No Conversion Notice with respect to any shares of Preferred Stock can be given prior to the time such shares of Preferred Stock are eligible for conversion in accordance with the provisions of Section 3(a) above. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within three (3) business day after receipt of an appropriate and timely Conversion Notice (the "Conversion Deadline"), issue to such holder of Preferred Stock a certificate for the number of shares of Common Stock to which the holder shall be entitled (which may include shares with respect to accrued but unpaid dividends as of the date of the Conversion Notice if so specified in the Conversion Notice). Such conversion shall be deemed to have been made only after both the certificate for the shares of Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (the "Conversion Documents"), and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received, provided that the necessary certificates are actually received by the Corporation within three (3) business days thereafter.

     In the event that the Corporation fails to deliver to holder any of the shares of Common Stock entitled to be delivered pursuant to a conversion of Preferred Stock on or prior to the Conversion Deadline, then in such event, in addition to the Corporation's obligation to deliver said shares of Common Stock, the Corporation shall also be obligated to pay to holder, for every ten (10) business day period after the Conversion Deadline that it fails to deliver the shares of Common Stock underlying the Preferred Stock requested to be converted (the "Unconverted Preferred Stock"), as liquidated damages, an amount equal to one percent (1%) of the outstanding face amount of the Unconverted Preferred Stock payable in cash or shares of Common Stock at the option of the holder. Such deliveries of additional shares pursuant to this subparagraph shall be made every seven (7) business days until the Corporation is in compliance with all lawful conversions hereunder.

                       (l)  Adjustments to Conversion Price for Stock
Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Preferred Stock are issued and outstanding shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                       (m)  Adjustments for Reclassification and
Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in paragraph (e) of this Section 3), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

                       (n) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. The provisions of this paragraph (g) may be waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock voting together as a single class and taken in advance of any action that would conflict with this paragraph (g).

                       (o) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this
Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of

Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                       (p) Notices of Record Date. If the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, other than a regular cash dividend out of earnings or earned surplus or a dividend as to which adjustment of the Conversion Price will be made under paragraph (f) of this Section 3; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock other than one as to which adjustments of the Conversion Price will be made under paragraph (e) of this Section 3; or (iv) to merge or consolidate with or into any other corporation, or sell all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with such event, the Corporation shall send to the holders of the Preferred Stock;

                       (1) at least ten (10) days' prior written notice of the Date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the Date on which the holders of Common Stock shall be entitled thereto) or for determining rights;

                                to vote, if any, in respect of the matters referred to in clauses (iii) and (iv) above; and

                       (2) in the case of the matters referred to in clauses (iii) and (iv) above, at least ten
                                (10) days' prior written notice of the Date when the same shall take place (and specifying the Date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

              (q) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

           (r) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation. Upon the filing of this Certificate of Designation the Holder of the Preferred Stock acknowledges that the Company does not have sufficient authorized shares of Common Stock and shall seek the requisite stockholder approval of the necessary amendment to the Certificate of Incorporation.

              (s) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

              (t) Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by hand, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service, or by private overnight mail service (e.g. Federal Express), or by facsimile transmission. Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand or facsimile transmission, (b) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as aparty may have advised the other in the manner provided herein):

              If to the Company:

                       Martin J. Holleran
                       President and Chief Executive Officer
                       One Evertrust Plaza
                       11th Floor
                       Jersey City, New Jersey 07302

              with copies simultaneously by like means to:

                       Clifford A. Brandeis, Esq.
                       Zukerman Gore & Brandeis, LLP
                       900 Third Avenue
                       New York, NY  10022

              If to the Subscriber, to the address of Subscriber as set forth in the Subscription Agreement.



                       (n) Business Day.  As used herein, the term
"business day" shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or permitted to close.

     Section 4. Voting Rights. The holders of the Preferred Stock shall have no voting rights whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "Delaware Law"), and as expressly set forth in this Section 4 and in Section 7(b) below. To the extent that under Delaware Law the vote of the holders of the Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class. To the extent that under Delaware Law the holders of the Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated and conversion is effected. Holders of the Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

     Section 5. Liquidation Preference. The holders of shares of Preferred Stock will be entitled to receive, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, out of or to the extent of the net assets of the Corporation legally available for such distribution, before any distributions are made with respect to any Common Stock or any stock ranking junior to the Preferred Stock, and parri passu with the Company's Series I Convertible Preferred Stock, $1000.00 per share, plus any declared but unpaid dividends (the "Liquidation Preference"). After payment of the full amount of the Liquidation Preference, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

     Section 6.   Restrictions and Limitations.

                       (a) Shares of Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created under Article Fourth of the Certificate of Incorporation.

                       (b) So long as shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock voting together as a separate class, amend the terms of this Resolution. The holders of the outstanding shares of the Preferred Stock shall be entitled to vote as a separate class upon a proposed amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences or special rights of the shares of Preferred Stock so as to affect them adversely.

                                    ANNEX B

                              PROJECTAVISION, INC.
                             1999 STOCK OPTION PLAN

         1. PURPOSES. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best qualified personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries, if any (as such terms are defined in Section 2 below), as well as other individuals who perform services for the company or its Subsidiaries, and to promote the success of the company's business.

            Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options," at the discretion of the Board and as reflected in the terms of the written instrument evidencing an option.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no committee is appointed.

            (b) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

            (c) "Company" shall mean Projectavision, Inc.

            (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

            (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave or any other leave of absence approved by the Board.

            (f) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (h) "Incentive Stock Option" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            (i) "Non-Qualified Stock Option" shall mean a stock option not intended to qualify as an Incentive Stock Option.

            (j) "Option" shall mean a stock option granted pursuant to the Plan.

            (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (1) "Optionee" shall mean an Employee or other person who receives an Option.

            (m) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

            (n) "Securities Act" shall mean the Securities Act of 1933, as amended.

            (o) "SEC" shall mean the Securities and Exchange Commission.

            (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

            (q) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

         3. STOCK

            Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is up to twenty percent (20%) of the Company's authorized shares of Common Stock.

            If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

         4. ADMINISTRATION

            (a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan. The Committee shall consist of not less than two members of the Board of Directors who shall administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

           If a majority of the Board of Directors is eligible to be granted Options or has been eligible at any time within the preceding year, a Committee must be appointed to administer the Plan. The Committee must consist of not less than two members of the Board of Directors, all of whom are "disinterested persons" as defined in Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act.

           (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, or to grant Non-Qualified Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, accelerate, modify or amend each option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

           (c) Effect of the Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

        5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Non-Qualified Stock Options may be granted to employees as well as directors (subject to the limitations set forth in Section 4), independent contractors and agents, as determined by the Board. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

           No Incentive Stock Option may be granted to an Employee if, as a result of such grant, the aggregate fair market value (determined at the time each Option was granted) of the Shares with respect to which such Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any Parent and Subsidiary) shall exceed One Hundred Thousand Dollars ($100,000).

           The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

        6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of (i) its adoption by the Board of Directors, or (ii) its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect until February _, 2009, unless sooner terminated under Section 13 of the Plan.

        7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the instrument evidencing the option. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the instrument evidencing the option.

        8. EXERCISE PRICE AND CONSIDERATION.

           (a) The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option

                   (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant; or, as the case may be,

                   (B) granted to an Employee not subject to the provisions of
                       Section 8(a)(i)(A), the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

              (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices or, if applicable, the closing price of the Common Stock on the date of grant, as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or in payment of any withholding taxes thereon, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, check or promissory note; (ii) other Shares of Common Stock owned by the Employee that have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (iii) an assignment by the Employee of the net proceeds to be received from a registered broker upon the sale of the Shares or the proceeds of a loan from such broker in such amount; or (iv) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Delaware Law and meeting the rules and regulations of the SEC applicable to plans meeting the requirements of Section 16(b)(3) of the Exchange Act.

       9. EXERCISE OF OPTION.


          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and subject to such conditions as may be determined by the Board, including performance criteria with respect to the Company and/or the Optionees, and as shall be permissible under the terms of the Plan.

          An Option nay not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the instrument evidencing the Option by the person entitled to exercise the option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan; it being understood that the Company shall take such action as maybe be reasonably required to permit use of an approved payment method. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for the purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee. If any Employee ceases to serve as an Employee, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it as of the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability, he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as in determined by the Board) from the date of disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

For purposes of Section 9, an Employee is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

            (d) Death of Optionee. In the event of the death of an Optionee:


                (i) during the term of the Option who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

                (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        10. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or in connection with estate planning purposes as may be permitted from time to time by the Committee, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the company with or into another corporation, the Board of Directors of the Company shall, as to outstanding Options, either (i) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided, only that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to an Optionee, provide that all unexercised Options must be exercised within a specified number of days of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

        12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant.

        13. AMENDMENT AND TERMINATION OF THE PLAN.

            (a) The Board may amend or terminate the Plan from time to time in such respect as the Board may does advisable; provided, however, that the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

                (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under
                     Section 11 of the Plan;

                (ii) any change in the designation of the class of persons eligible to be granted options; or

                (iii) any material increase in the benefits accruing to
                      participants under the Plan.

            (b) Stockholder Approval. If any amendment requiring stockholder approval under Section 13(a) of the Plan is made, such stockholder approval shall be solicited as described in Section 17(a) of the Plan.

            (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by, or appropriate under, any of the aforementioned relevant provisions of law.


        15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares As to which such requisite authority shall not have been obtained.

        16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

        17. STOCKHOLDER APPROVAL. Continuation of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such stockholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.


        18. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors of the Company shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, an amended.

        19. INDEMNIFICATION OF BOARD. In addition to such other rights of indemnification as they may have as directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by then in satisfaction of a judgment in any such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Board member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend the same.

        20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

        21. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

        22. HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.